PROMISSORY NOTE
                                 ---------------

$710,000                                                   Nashua, New Hampshire
                                                           December 31, 1996

         FOR VALUE RECEIVED, the Undersigned promises to pay to the order of Theodore J. Goodlander (hereinafter the "Holder"), the principal sum of Seven hundred and ten thousand dollars, with interest therein, at the rate of the Prime Rate of interest per annum then in effect at Citibank, N.A., plus one percent (1%), per annum, upon the unpaid balance thereof to be paid, payable as follows:

         a)     Interest shall be due and payable monthly.
         b) Principal and any accumulated interest shall be due and payable on January 31, 1998.
         c) Interest on any accrued but unpaid amounts, which remain unpaid as of their due dates, shall accrue interest at the penalty rate of one percent (1%) per month, on any unpaid portion thereof, until paid.

         In the event the Undersigned, (i) defaults in the payments of principal or of interest on this Note, or (ii) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of any trustee of, of for the undersigned, commences any proceeding relating to the Undersigned, under any reorganization, agreement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Undersigned, any such proceeding which remains undismissed for a period of thirty (30) days, or any order approving the petition in any such proceedings is entered, or the Undersigned by any act indicates its consent to, approval of or acquiescence in any such proceedings, or the appointment of any receiver of, or trustee for the Undersigned, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty (30) days, then at the option of the Holder, this Note shall become immediately due and payable without notice or demand.

         The Undersigned shall be entitled to pre-pay any part or all of the balance remaining sums due hereunder, at any time. Payment hereunder shall be delivered to the Holder hereof at Nashua, New Hampshire, or such other place as the Holder hereof may direct, and shall be deemed paid when due, if post-marked on or before the due date. No delay on the Holder hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. If collection of this Note is required to be made through an attorney, the Undersigned agrees to pay the costs of collection, including reasonable attorneys' fees.

WITNESS                                        UNDERSIGNED:

/s/ Norunn Heilevang                           /s/ Theodore J. Goodlander
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                                               Theodore J. Goodlander, President
                                               Storage Computer Corporation